Exhibit 10.42

ELEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Eleventh Amendment to Employment Agreement (the “Eleventh Amendment”) is made and entered into as of October 1, 2003, by and between KENNEDY-WILSON, INC., a Delaware corporation (the “Company”), and WILLIAM J. McMORROW, an individual (“Employee”).

RECITALS

WHEREAS, Company and Employee have entered into that certain “Employment Agreement” dated as of August 14, 1992, as amended January 1, 1993, January 1, 1994, March 31, 1995, January 1, 1996, May 19, 1997, August 20, 1998, August 9, 1999, January 3, 2000, October 1, 2000, and April 22, 2002 (collectively, the “Agreement”) providing for the employment of Employee by Company pursuant to the terms of such Agreement; and

WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified as set forth below.

AMENDMENT TO AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement, effective as of October 1, 2003:

1.         Section 4 (i) of the Employment Agreement is amended such that the annual salary of $400,000 is deleted and the annual salary of $800,000 is inserted in lieu thereof:

Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

IN WITNESS WHEREOF, the undersigned have executed this Eleventh Amendment as of the date first above written.

COMPANY
KENNEDY-WILSON, Inc. a Delaware corporation	Kent Y. Mouton
/s/ James C. Ozello, Acting Secretary	/s/ Chairman, Compensation
Compensation Committee	Committee

EMPLOYEE
/s/ William J. McMorrow, Chairman	/s/ Freeman Lyle
Senior Managing Director, and Chief Financial Office